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                                                                    EXHIBIT 99.1



                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of August 21, 1998, by and among CardioDynamics International Corporation, a California corporation, with headquarters located at 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

                  WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

                  B. The Company has authorized shares of the Company's preferred stock, no par value per share, designated as Series A Convertible Preferred Stock ("SERIES A PREFERRED STOCK") and the Company shall authorize in accordance with the terms hereof the following series of the Company's preferred stock, no par value per share: (i) Series B Convertible Preferred Stock ("SERIES B PREFERRED STOCK"); and (ii) Series C Convertible Preferred Stock ("SERIES C PREFERRED STOCK") (collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are collectively referred to herein as the "PREFERRED STOCK") each series of which shall be convertible into shares of the Company's Common Stock, no par value per share (the "COMMON Stock") (as converted, the "CONVERSION SHARES"), each in accordance with terms substantially identical to those contained in the Company's Certificate of Determination of the Series A Preferred Stock, in the form attached hereto as Exhibit A (the "CERTIFICATE OF DETERMINATION"), provided that such Certificates of Determination for the Series B Preferred Stock and Series C Preferred Stock shall contain differing Fixed Conversion Prices (as shall be defined therein);

                  C. The Company has authorized the issuance of Common Stock Purchase Warrants (the "WARRANTS"), to acquire shares of Common Stock (such shares of Common Stock issued upon exercise of the Warrants are hereinafter referred to as the "WARRANT SHARES");

                  D. The Buyers wish to purchase for $3 million, upon the terms and conditions stated in this Agreement, an aggregate of 3,000 shares of Series A Preferred Stock (the "INITIAL PREFERRED STOCK") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and to receive, in consideration for such purchase, the Warrants, to purchase an aggregate of 123,000 shares of Common Stock, subject to adjustment as provided therein in the form attached hereto as Exhibit B;

                  E. Subject to the terms and conditions set forth in this Agreement, the Buyers have the right to purchase up to an aggregate of 3,000 shares of Series B Preferred Stock (the "ADDITIONAL PREFERRED STOCK") and the Company has the right to cause the Buyers to purchase up to an aggregate of 3,000 shares of Series C Preferred Stock (the "PUT PREFERRED STOCK").



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The Series A Preferred Stock, the Series B Preferred Stock, the Series C
Preferred Stock, the Warrant Shares, the Warrants and the Conversion Shares are collectively referred to in this Agreement as the "SECURITIES"; and

                  F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  NOW THEREFORE, the Company and the Buyers hereby agree as follows:

                  1.       PURCHASE AND SALE OF PREFERRED STOCK.

                           a. Purchase of Series A Preferred Stock. Subject to
the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a) below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company Series A Preferred Stock, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "INITIAL CLOSING"). Subject to the terms and conditions set forth in Section 1(c) and satisfaction of the conditions set forth in Sections 6 and 7(b), at the option of each Buyer, the Company shall issue and sell to each such Buyer and each such Buyer shall purchase from the Company the Additional Preferred Stock at an additional closing (the "ADDITIONAL CLOSINGS"). Subject to the terms and conditions set forth in Section 1(d) and satisfaction of the conditions set forth in Sections 6 and 7(c), the Company may require that each Buyer purchase in the aggregate the Put Preferred Stock, equal to such Buyer's pro rata portion of Series A Preferred Stock at an additional closing up to the number of shares set forth opposite such Buyer's name on the Schedule of Buyers; provided, however, that if a Buyer has already purchased an amount equal to the number of shares set forth opposite such Buyer' s name on the Schedule of Buyers, the Company may require the remaining Buyers to purchase in pro rata portions (the "PUT CLOSING"). The Initial Closing, the Additional Closing and the Put Closing are referred to in this Agreement as the "CLOSINGS." The per share purchase price (the "PURCHASE PRICE") of each share of Preferred Stock at each of the Closings shall be $1,000. On each Closing Date, the Company shall deliver to each Buyer a stock certificate representing such number of shares of Preferred Stock which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "STOCK CERTIFICATES").

                           b. Initial Closing Date. The date and time of the
Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m. Eastern Daylight Time on August 21, 1998, subject to satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6 and 7(a) below (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022.

                           c. Additional Closing Dates. The date and time of any
Additional Closing (the "ADDITIONAL CLOSING DATES") shall be, subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b), within 20 days of the receipt by the Company of a


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notice from any of the Buyers (with a copy of such notice being delivered by such electing Buyer to the remaining Buyers) that such Buyer has elected to purchase its pro rata share of the Additional Preferred Stock in an amount not less than $500,000 (the "ADDITIONAL PREFERRED STOCK NOTICE"). The Additional Preferred Stock Notice may only be delivered to the Company (x) on any day during the period beginning the later of (i) 90 days from the date the Registration Statement (as defined below) is declared effective and (ii) 180 days from the Initial Closing Date, and ending 360 days from the date the Registration Statement is declared effective, and (y) if the Closing Bid Price (as defined in the Certificate of Determination) of the Common Stock is greater than the Fixed Conversion Price (as defined in the Certificate of Determination) for ten (10) consecutive trading days. The Additional Preferred Stock Notice shall include the amount and purchase price of the Additional Preferred Stock to be purchased by the Buyer and the date selected by the Buyer for the Additional Closing Date. The Fixed Conversion Price for such Additional Preferred Stock shall be equal to 115% of the average closing price of the Common Stock on its principal exchange or market for the ten (10) trading days immediately preceding the Additional Closing Date. At the Additional Closing, the Company and the Buyer shall enter into a registration rights agreement substantially identical to (and pari passu with) the Registration Rights Agreement. The Additional Closings shall occur on the respective Additional Closing Dates at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022.

                           d. Put Closing Date. The date and time of the Put
Closing (the "PUT CLOSING Date") shall be, subject to notification of satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(c), within 20 days of the receipt by the Holders of a notice from the Company that the Company is requiring the Buyers to purchase their pro rata share of the Put Preferred Stock (the "PUT PREFERRED STOCK NOTICE"). Subject to Section 1(e), the Put Preferred Stock Notice may only be delivered to the Buyers (i) on any day during the period beginning the later of (x) 90 days from the date the Registration Statement is declared effective and (y) 180 days from the Initial Closing Date, and ending 360 days from the date the Registration Statement is declared effective, (ii) if during the period beginning on and including the date which is 60 business days prior to the date of the Put Closing Date, the Registration Statement covering the resale of the Conversion Shares and Warrant Shares has been declared effective by the SEC and at all times has been effective, (iii) if during the period beginning on the Initial Closing Date and ending on and including the Put Closing Date, the Common Stock is listed on the Nasdaq SmallCap Market, ("NASDAQ SMALLCAP"), the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and has not been suspended from trading at any time during such period (excluding suspensions of not more than 24 consecutive hours resulting from business announcements), has not been delisted at any time during such period, nor is there any pending or threatened delisting or suspension, (iv) if on each day during the period beginning on and including the date which is 10 business days prior to the Put Closing Date and ending on and including the Put Closing Date, the Closing Bid Price of the Common Stock is not less than the Fixed Conversion Price for the Initial Preferred Stock on the Initial Closing Date, (v) if during the period beginning on the Initial Closing Date and ending on and including the Put Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Series A Preferred Stock and Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in the Certificate of Determination and the Warrant, respectively, and (vi) if the


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Daily Dollar Volume (defined as the product of the number of shares traded on such day and the Average Price (as reported by Bloomberg L.P.) for such day) for each of the trading days of the 30 day period immediately preceding the date of the Put Preferred Stock Notice is greater than $150,000. The Put Preferred Stock Notice shall include the amount and purchase price of Put Preferred Stock to be purchased pro rata by the Buyers and the date selected by the Company for the Put Closing Date. The Fixed Conversion Price for such Put Preferred Stock shall be equal to 115% of the average closing price of the Common Stock on its principal exchange or market for the ten (10) trading days immediately preceding the Put Closing Date. At the Put Closing, the Company and the Buyer shall enter into a registration rights agreement substantially identical to (and pari passu with) the Registration Rights Agreement. The Put Closing shall occur on the Put Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022. The Initial Closing Date, the Additional Closing Dates and the Put Closing Date collectively are referred to in this Agreement as the "CLOSING DATES".

                           e. Restriction on Additional Closing and Put Closing.
No Buyer shall be entitled to purchase such number of shares of Additional Preferred Stock or be obligated to purchase such number of shares of Put Preferred Stock if such purchase would result in such Buyer's aggregate holdings of Additional Preferred Stock and Put Preferred Stock being in excess of the respective number of shares set forth opposite such Buyer's name on the Schedule of Buyers.

                           f. Form of Payment. On each of the Closing Dates,
each Buyer shall pay the Purchase Price to the Company for the Series A Preferred Stock to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided to the Buyers at least two days prior to the Closing Date.

                           g. Warrants. In consideration of the purchase of the
Initial Preferred Stock, the Company shall on the Initial Closing Date issue and deliver to each Buyer, Warrants to acquire an aggregate of 41 shares of Common Stock for each $1,000 face amount of Series A Preferred Stock purchased by such Buyer.

                  2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                           Each Buyer represents and warrants with respect to
only itself that:

                           a. Investment Purpose. Such Buyer (i) is acquiring
the Preferred Stock and the Warrants and (ii) upon conversion of the Preferred Stock and exercise of the Warrants, will acquire the Conversion Shares and Warrant Shares, respectively, then issuable for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and all applicable state blue sky laws; provided, however, that by making the representations herein, such Buyer does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and all applicable state blue sky laws.


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                           b. Accredited Investor Status. Such Buyer is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                           c Reliance on Exemptions. Such Buyer understands that
the Preferred Stock and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Preferred Stock and the Warrants.

                           d. Information. Such Buyer and its advisors, if any,
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series A Preferred Stock and the Warrants which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

                           e. No Governmental Review. Such Buyer understands
that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series A Preferred Stock and the Warrants or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Series A Preferred Stock and the Warrants.

                           f. Transfer or Resale. Such Buyer understands that
except as provided in the Registration Rights Agreement: (i) Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A)
(i) they have been subsequently registered thereunder and (ii) they are offered for sale, sold, assigned and transferred in compliance with the prospectus delivery requirements of the 1933 Act, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); and (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

                           g. Legends. Such Buyer understands that the
certificates or other instruments representing the Preferred Stock and the Warrants and, until such time as the sale of


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the Conversion Shares and the Warrant Shares have been registered under the 1933
Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder (other than the Buyer) of any Securities upon which it is stamped, if (i) upon a resale, any applicable Security is registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of any of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that any of the Securities can be sold pursuant to Rule 144(k) under the 1933 Act. Each Buyer acknowledges, covenants and agrees to sell any of the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from any of the Securities, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                           h. Authorization; Enforcement. This Agreement has
been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                           i. Residency. Such Buyer is a resident of that
country and/or state specified in the Schedule of Buyers.


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                  3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                           The Company represents and warrants to each of the
Buyers as set forth in this Section 3.

                           a. Organization and Qualification. The Company and
its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly incorporated and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, properties, operations, financial condition, results of operations or objective prospects of the Company and its subsidiaries taken as a whole or on the transaction contemplated hereby (a "MATERIAL ADVERSE EFFECT").

                           b. Authorization; Enforcement; Compliance with Other
Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, to issue, sell and perform its obligations with respect to the Series A Preferred Stock and the Warrants in accordance with the terms hereof, the Certificate of Determination and the Warrants, as applicable, and to issue the Conversion Shares and the Warrant Shares upon conversion of the Series A Preferred Stock and the exercise of the Warrants, respectively, in accordance with the Certificate of Determination and the Warrants, respectively, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series A Preferred Stock and the Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Series A Preferred Stock and the Warrant Shares upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement, the Registration Rights Agreement, the certificates for the Series A Preferred Stock and the Warrants have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement, the certificates for the Series A Preferred Stock and the Warrants constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Determination will have been filed with the Secretary of State of the State of California and will be in full force and effect, enforceable against the Company in accordance with its terms.

                           c. Capitalization. As of the date hereof, the
authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of August 19, 1998, 32,113,743 shares were issued and outstanding and 18,000,000 shares of preferred stock, no par value, of which as of August 19, 1998, no shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's Bylaws, as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                           d. Issuance of Securities. The Preferred Stock and
Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Determination and the Warrants, respectively. As of the date hereof, not less than the aggregate of (i) 200% of the number of Conversion Shares issuable upon conversion of all of the outstanding Preferred Stock and (ii) the Warrant Shares issuable upon exercise of all of the Warrants, have been duly authorized and reserved for issuance. Such Conversion Shares and Warrant Shares so reserved shall be allocated for issuance upon conversion of the Preferred Stock and exercise of the Warrants pro rata among the Buyers based on the number of Preferred Stock held by such Buyer relative to the total number of outstanding Preferred Stock. Subsequent to the date hereof, not less than the aggregate of
(i) 150% of the number of Conversion Shares issuable at any time upon conversion of all the then outstanding shares of Preferred Stock and (ii) the number of Warrant Shares issuable at such time upon exercise of all the then outstanding Warrants shall be duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the applicable Certificate of Determination and the Warrants, as applicable, the Conversion Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                           e. No Conflicts. Except as disclosed in Schedule
3(e), the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the

Warrants by the Company, the performance by the Company of its obligations under the Certificate of Determination and the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Determination, Preferences and Rights of any outstanding series of Preferred Stock of the Company or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in
Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Determination, Preferences and Rights of any outstanding series of Preferred Stock of the Company or Bylaws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order (collectively referred to as the "MATERIAL CONTRACTS") or any statute, rule or regulation applicable to the Company or its subsidiaries, except for any such violations or defaults that would not have a Material Adverse Effect. A complete and accurate list of the Material Contracts is set forth on Schedule 3(e) hereto. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except for such violations that would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and applicable blue sky laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Registration Rights Agreement or the Warrants or perform its obligations under the Certificate of Determination in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing or to delisting of the Common Stock by the Nasdaq SmallCap Market, other than the price-per-share maintenance requirement.

                           f. SEC Documents; Financial Statements. Since
December 1, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company shall deliver to the Buyer or its representative true and complete copies of the SEC Documents upon request. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company has not provided and will not provide to any Buyer any material non-public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of the date hereof.

                           g. Absence of Certain Changes. Except as expressly
set forth in Schedule 3(g) and the SEC Documents, since December 31, 1997, there has been no change or development which has had or could have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or objective prospects of the Company and its subsidiaries taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                           h. Absence of Litigation. There is no action, suit,
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby or (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, the Registration Rights Agreement, the Warrants or any of the documents contemplated herein.

                           i. Acknowledgment Regarding Buyers' Purchase of the
Preferred Stock. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Preferred Stock. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                           j. No General Solicitation. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities offered hereby.

                           k. No Integrated Offering. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers Automated Quotations ("NASDAQ").

                           l. Employee Relations. Neither the Company nor any of
its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

                           m. Intellectual Property Rights. Except as set forth
on Schedule 3(m), the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(m), none of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. Except as set forth on Schedule 3(m), the Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries and, except as set forth on Schedule 3(m), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other infringement; and except as set forth on Schedule 3(m), the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                           n. Environmental Laws. The Company and its
subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except for any non-compliance or lack of permits, licenses or approvals that would not have a Material Adverse Effect.

                           o. Title. The Company and its subsidiaries own no
real property. The Company and its subsidiaries have good and valid title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or to bank lenders or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                           p. Insurance. Except as set forth on Schedule 3(p),
the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           q. Regulatory Permits. Except as set forth on
Schedule 3(q), the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                           r. Internal Accounting Controls. The Company and each
of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the

Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           s. No Materially Adverse Contracts, Etc. Neither the
Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect.

                           t. Tax Status. Except as set forth on Schedule 3(t),
the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                           u. Certain Transactions. Except as set forth on
Schedule 3(u) and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                           v. S-3 Registration. The Company is currently
eligible to use Form S-3 for registration of the sale by the Buyers and any other Investor of the Registrable Securities (as such terms are defined in the Registration Rights Agreement) and the Company has filed and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-3.

                  4.       COVENANTS AND AGREEMENTS.

                           a. Best Efforts. Each party shall use its best
efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                           b. Blue Sky. The Company shall, on or before the
Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                           c. Reporting Status. Until the earlier of (i) the
date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and Warrant Shares and (B) none of the Series A Preferred Stock or Warrants are outstanding (the "REGISTRATION PERIOD"), the Company (x) shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, (y) shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (z) the Company will use its best efforts to maintain its ability and eligibility to register securities on Form S-3.

                           d. Use of Proceeds. The Company will use the proceeds
from the sale of the Series A Preferred Stock and Warrants for substantially the same purposes in substantially the same amounts as indicated in Schedule 4(d). The Company shall provide a Use of Proceeds Schedule prior to each of the Additional Closings and the Put Closing identifying the use of the proceeds from the sale of the Series B Preferred Stock and Series C Preferred Stock, respectively, and provided further, that the Use of Proceeds Schedule for either the Additional Closings or the Put Closing shall designate that the proceeds from such closing shall be first used to satisfy any outstanding obligations of the Bridge Loan (as defined below).

                           e. Financial Information. The Company agrees to send
the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries; and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

                           f. Reservation of Shares. The Company shall take all
action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and (ii) the Warrant Shares, in the aggregate, upon conversion of the outstanding Preferred Stock and the exercise of the Warrants, respectively, in accordance with the terms of this Agreement and the Certificate of Determination. Such Conversion Shares and Warrant Shares so reserved shall be allocated for issuance upon conversion of the Preferred Stock and exercise of the Warrants pro rata among the Buyers based on the number of Preferred Stock held by such Buyer relative to the total number of outstanding Preferred Stock.

                           g. Listing. The Company shall promptly secure the
listing of the Conversion Shares and Warrant Shares upon the Nasdaq SmallCap Market ("NASDAQ SMALLCAP") (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, the listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of this Agreement, the Certificate of Determination and the Warrants on each national securities exchange and automated quotation system (including the Nasdaq National Market System), if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to each Buyer copies of any notices it receives from the NASDAQ regarding the continued eligibility of the Common Stock for listing on the Nasdaq SmallCap, except to the extent that such notices would constitute material non-public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of such date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                           h. Expenses. Each of the Company and the Buyers shall
each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement or the Certificate of Determination, the Warrants and the Registration Rights Agreement; provided, that at the Closing as the Buyers may request, the Company shall reimburse the Buyers for Buyers' documented attorneys' fees and expenses in connection with this Agreement or the Certificate of Determination, the Warrants and the Registration Rights Agreement up to an aggregate of $30,000.

                           i. Further Issuances of Securities.

                                    (i) Right of First Refusal. If at any time
on or before the first anniversary of the Closing Date, the Company shall desire to issue any security convertible, exchangeable or exercisable for Common Stock or any other right to acquire any Common Stock (the "CONVERTIBLE SECURITIES") pursuant to Section 4(2) of the 1933 Act or an offering under Regulation D or Regulation S of the 1933 Act or in any other private placement (other than pursuant to Company authorized stock option plans with employees, consultants or directors of the Company), exclusive of issuances of Common Stock upon the Buyers' conversion of the Preferred Stock or exercise of the Warrants, then the Company shall first comply with the terms of this Section 4(i).

                                    (ii) Notice  Requirements. The Company shall
notify, or cause to be notified, the Buyers not less than thirty (30) calendar days prior to the time the Company intends to consummate such issuance (the "ISSUANCE NOTICE"). The Issuance Notice shall set forth all of the terms of such proposed issuance.

                                    (iii) Exercise of Right of First Refusal.
The Buyers shall have a right of first refusal to acquire such private-placement Convertible Securities, which right may be exercised by the Buyers only by delivery of a written notice to the Company (the "EXERCISE NOTICE"), within twenty (20) business days following receipt of the Issuance Notice (the "REFUSAL PERIOD"). The Exercise Notice shall state that the Buyers agree to purchase all or any specified part of the proposed issuance of such securities on terms equal as near as may be to the terms set forth in the Issuance Notice. The closing under such right of first refusal shall occur within ten (10) business days after the last day of the Refusal Period.

                                    (iv) Right to Issue Securities. After
expiration of the Refusal Period, if the provisions of this Section 4(i) have been complied with in all respects by the Company and no Exercise Notice has been given, or if given, the Buyers have not agreed to purchase all of the securities set forth in the Issuance Notice, the Company shall have the right for forty-five (45) calendar days following the termination of the Refusal Period to issue such securities, or any portion thereof not being purchased by the Buyers, specified in the Issuance Notice on the terms described in the Issuance Notice without further notice to the Buyers, but after such forty-five
(45) calendar days, no such issuance may be made without again giving notice to the Buyers and complying with all of the requirements of this Section 4(i).

                                    (v) The Company will not issue any Preferred
Stock other than to the Buyers as contemplated hereby or as otherwise contemplated in the Certificate of Determination.

                           j. Dilutive Effect. The Company understands and
acknowledges that the number of Conversion Shares and Warrant Shares issuable upon conversion of the Preferred Stock and exercise of the Warrants, respectively, will increase in certain circumstances. The Company further acknowledges and agrees that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Preferred Stock and exercise of the Warrants, respectively, in accordance with this Agreement, the Certificate of Determination, and the Warrants, as applicable, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company; provided, however, that the Company shall not be obligated to issue, in the aggregate, more than that number of shares of Common Stock (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassification, capital reorganizations and similar events relating to the Common Stock), that, upon conversion of the Preferred Stock or exercise of the Warrants, would constitute a breach of the Company's obligations under the rules or regulations of Nasdaq or any other principal securities exchange or trading market upon which the Common Stock becomes traded.

                           k. Low Trades of the Common Stock. So long as (i) a
Buyer or any of its affiliates beneficially owns any Preferred Stock, (ii) the Company has not issued any publicly traded convertible securities and (iii) the Company is not in default under the Certificate of Determination or the Warrants for failing to effect any redemption pursuant to the terms of the Certificate of Determination or conversion of any Preferred Stock pursuant to the Certificate of Determination or issuance of Warrant Shares upon exercise of the Warrants, such Buyer shall not offer to sell any shares of Common Stock at a price that is less than the then current bid price of the Common Stock on such principal exchange or market or during any Valuation Period (as defined in the Certificate of Determination) create for any day the low trade price for the Common Stock on its principal exchange or market.

                           l. Filing of Form 8-K. The Company will promptly file
after each of the Closing Dates a Form 8-K with the SEC with respect to the issuance of the Securities at such Closing and the transactions contemplated by this Agreement and will provide a copy thereof to each of the Buyers promptly after such filing. Such filings shall contain appropriate disclosure of the terms and conditions of the issuance of the Securities and shall include as exhibits forms of the Agreement, Warrants, Certificate of Determination and Registration Rights Agreement.

                           m. No Trading of the Common Stock. Prior to the date
hereof, the Buyers have not sold any shares of Common Stock, issued any buy orders for shares of Common Stock or have otherwise traded in the Common Stock.

                           n. Satisfaction of Bridge Loan. In the event a Call
Closing or Put Closing does not occur, or that such closings do not in the aggregate provide sufficient funds to satisfy all of the Company's outstanding obligations under the Promissory Note and Credit Agreement between Imperial Bank and the Company, dated May 14, 1998 (the "BRIDGE LOAN") and terminate such Bridge Loan, then the Company shall secure alternate financing (the "ALTERNATE FINANCING") to satisfy such outstanding obligations of the Bridge Loan and terminate such Bridge Loan; provided, however that the Alternate Financing must not require the Company to make any payments of principal for a period of not less than one year from the date of receipt of the Alternate Financing.

                           o. Acquisitions. So long as a Buyer or any of its
affiliates beneficially owns any Preferred Stock, the Company will not effect any acquisition of any business, whether through acquisition of assets or securities (a "NEW ACQUISITION"), unless the sum of the following calculation is at least $1.00: (i) the amount of cash received subsequent to the date hereof through the issuance of capital stock of the Company (excluding any cash which may be received by the Company pursuant to this Agreement and received as a result of securing the Alternate Financing), minus (ii) the cash which may be used as all or a portion of the purchase price for a New Acquisition, plus (iii) the earnings before interest, taxes, depreciation and amortization ("EBITDA") of a New Acquisition for such New Acquisition's most recent four fiscal quarters completed prior to the date on which the agreement for such acquisition is entered into.

                  5.       TRANSFER AGENT INSTRUCTIONS.

                           The Company shall issue irrevocable instructions to
its transfer agent (in the form attached hereto as Exhibit D) to issue certificates, or at a Buyer's request when the legend set forth in Section 2(g) is not required, to electronically issue such shares (e.g., through DWAC or DTC), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares or Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Series A Preferred Stock or exercise of the Warrants, respectively (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act and transfer of such shares to a holder other than the Buyer, such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, the Certificate of Determination and the Warrants. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of any of the Securities. If a Buyer provides the Company with an opinion of reasonably satisfactory counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Preferred Stock to each Buyer at the Closings is subject to the satisfaction, at or before each of the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           a. Such Buyer shall have executed this Agreement and
the Registration Rights Agreement and delivered the same to the Company.

                           b. Such Buyer shall have delivered to the Company the
Purchase Price for the applicable Preferred Stock being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                           c. The representations and warranties of such Buyer
shall be true and correct in all material respects as of each of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to each of the Closing Dates.

                  7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                           a. Initial Closing Date. The obligation of each Buyer
hereunder to purchase the Initial Preferred Stock at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                                    i. The Company shall have executed this
Agreement and the Registration Rights Agreement, and delivered the same to such Buyer.

                                    ii. The Certificate of Determination shall
have been executed by the Company and filed with the Secretary of State of the State of California, and a copy marked as filed shall have been delivered to such Buyer.

                                    iii. The Common Stock shall be authorized
for trading on the Nasdaq SmallCap, Nasdaq National Market, New York Stock Exchange or American Stock Exchange (collectively, the "Exchanges"), and trading in the Common Stock on the applicable Exchange shall not have been suspended by the SEC or the applicable Exchange and all of the Conversion Shares and Warrant Shares issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants to be sold at the Initial Closing shall be listed upon the applicable Exchange (subject to notice of issuance).

                                    iv. The representations and warranties of
the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

                                    v. Such Buyer shall have received the
opinion of the Company's counsel dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto.

                                    vi. The Company shall have executed and
delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series A Preferred Stock being purchased by such Buyer at the Initial Closing and the Warrants.

                                    vii. The Board of Directors of the Company
shall have adopted the resolutions in substantially the form of Exhibit F attached hereto (the "RESOLUTIONS").

                                    viii. As of the Initial Closing Date, the
Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock and the exercise of the Warrants, at least an aggregate of (i) 200% of the number of shares of Common Stock necessary to provide for the issuance of the Conversion Shares assuming current conversion of all of the outstanding Preferred Stock and (ii) the number of shares of Common Stock necessary to provide for the issuance of the Warrant Shares assuming current conversion of all of the outstanding Warrants.

                                    ix. The Irrevocable Transfer Agent
Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                                    x. The Company shall have delivered to such
Buyer a certificate evidencing the incorporation and good standing of the company and each subsidiary in the state of such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date after August 1, 1998.

                                    xi. The Company shall have delivered to such
Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Articles of Incorporation and (C) By-laws, each as in effect at the Initial Closing.

                                    xii. The Company shall have delivered to
such Buyer a certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of California as of a date after August 1, 1998.

                                    xiii. The Company shall have executed the
Escrow Agreement, and shall have complied with all of the terms and provisions contained therein.

                                    xiv. The Company shall have delivered to
such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                                    xv. The Company shall have an outstanding
balance under the Bridge Loan in an amount not in excess of $2,000,000 and that the date upon which the Bridge Loan shall become fully due and payable shall be a date not earlier than March 1, 1999.

                                    xvi. The transactions contemplated hereby
shall not violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                           b. Additional Closing Dates. The obligation of each
Buyer hereunder to purchase the Additional Preferred Stock at each of the Additional Closings is subject to the satisfaction, at or before the Additional Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                                    i. The Certificate of Determination for each
of the Series A Preferred Stock and Series C Preferred Stock, as applicable, shall be in full force and effect and shall not have been amended since their respective Closing Dates, and a copy of each of them certified by the Secretary of State of the State of California shall have been delivered to such Buyer. The Certificate of Determination for the Series B Preferred Stock shall have been executed by the Company and filed with the Secretary of State of the State of California, and a copy thereof certified by the Secretary of State of the State of California shall have been delivered to such Buyer (and containing a Fixed Conversion Price equal to 115% of the average closing price of the Common Stock on its principal exchange or market for the ten (10) trading days immediately preceding the date of the Additional Closing).

                                    ii. The Common Stock shall be authorized for
trading on one of the Exchanges, trading in the Common Stock shall not have been suspended by the SEC or such Exchange and all of the Conversion Shares issuable upon conversion of the Additional Preferred Stock to be sold at the Additional Closing shall be listed upon such Exchange.

                                    iii. The representations and warranties of
the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the respective Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement, the Warrant or the Certificate of Determination to be performed, satisfied or complied with by the Company at or prior to the respective Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of such Additional Closing Date regarding the representation contained in Section 3(c) above.

                                    iv. Such Buyer shall have received the
opinion of the Company's counsel dated as of such Additional Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto.

                                    v. The Company shall have executed and
delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Additional Preferred Stock, being purchased by such Buyer at the Additional Closing.

                                    vi. The Board of Directors of the Company
shall not have amended the Resolutions.

                                    vii. As of such Additional Closing Date, the
Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, a number of shares of Common Stock equal to an aggregate of (i) at least 150% of the number of shares of Conversion Shares which would be issuable upon conversion in full of the then outstanding Preferred Stock, including for such purposes the Additional Preferred Stock to be issued at such Additional Closing and (ii) the number of Warrant Shares which would be issuable upon exercise in full of the then outstanding Warrants.

                                    viii. The Irrevocable Transfer Agent
Instructions, substantially identical to the form of Exhibit D, attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                                    ix. The Company shall have delivered to such
Buyer a certificate evidencing the incorporation and good standing of the company and each subsidiary in the state of such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of such Additional Closing Date.

                                    x. The Company shall have delivered to such
Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Articles of Incorporation and (C) By-laws, each as in effect at the Additional Closing.

                                    xi. The Company shall have delivered to such
Buyer a certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of California within ten days of the Additional Closing Date.

                                    xii. The Company shall have delivered to
such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Additional Closing date.

                                    xiii. The Company shall have executed and
delivered a registration rights agreement with regard to the Series B Preferred Stock substantially identical to (and pari passu with) the Registration Rights Agreement.

                                    xiv. The Company shall have taken all
actions necessary so that the issuance of the Series B Preferred Stock will not constitute a breach of the Company's obligations under the rules or regulations of Nasdaq or any other principal securities exchange or trading market upon which the Common Stock becomes traded.

                                    xv. The Company shall have delivered to such
Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                                    xvi. The transactions contemplated hereby
shall not violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                           c. Put Closing Date. The obligation of each Buyer
hereunder to purchase the Put Preferred Stock at the Put Closing is subject to the satisfaction, at or before the Put Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                                    i. The Certificate of Determination for each
of the Series A Preferred Stock and the Series B Preferred Stock, as applicable, shall be in full force and effect and shall not have been amended since their respective Closing Dates, and a copy of each of them certified by the Secretary of State of the State of California shall have been delivered to such Buyer. The Certificate of Determination for the Series C Preferred Stock shall have been executed by the Company and filed with the Secretary of State of the State of California, and a copy thereof certified by the Secretary of State of the State of California shall have been delivered to such Buyer (and containing a Fixed Conversion Price equal to 115% of the average closing price of the Common Stock on its principal exchange or market for the ten (10) trading days immediately preceding the date of the Put Closing).

                                    ii. The Common Stock shall be authorized for
trading on one of the Exchanges, trading in the Common Stock shall not have been suspended by the SEC or such Exchange and all of the Conversion Shares issuable upon conversion of the Put Preferred Stock to be sold at the Put Closing shall be listed upon such Exchange.

                                    iii. The representations and warranties of
the Company, including the absence of any Material Adverse Effect since the Initial Closing Date, shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Put Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement, the Warrant or the Certificate of Determination to be performed, satisfied or complied with by the Company at or prior to the respective Put Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Put Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of such Put Closing Date regarding the representation contained in
Section 3(c) above.

                                    iv. Such Buyer shall have received the
opinion of the Company's counsel dated as of such Put Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto.

                                    v. The Company shall have executed and
delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Put Preferred Stock, being purchased by such Buyer at the Put Closing.

                                    vi. The Board of Directors of the Company
shall not have amended the Resolutions and shall have approved the issuance of the Put Preferred Stock pursuant to resolutions in form and substance reasonably satisfactory to Buyers.

                                    vii. As of the Put Closing Date, the Company
shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, a number of shares of Common Stock equal to at least

150% of the number of shares of Common Stock which would be issuable upon conversion or exercise in full of the then outstanding Series A Preferred Stock and Warrants, as the case may be, including for such purposes the Put Preferred Stock to be issued at such Put Closing.

                                    viii. The Irrevocable Transfer Agent
Instructions, in the form of Exhibit D, attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                                    ix. The Company shall have delivered to such
Buyer a certificate evidencing the incorporation and good standing of the company and each subsidiary in the state of such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of such Put Closing Date.

                                    x. The Company shall have delivered to such
Buyer a certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of California within ten days of the Put Closing Date.

                                    xi. The Company shall have delivered to such
Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Articles of Incorporation and (C) By-laws, each as in effect at the Put Closing.

                                    xii. The Company shall have delivered to
such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Put Closing date.

                                    xiii. The Company shall have executed and
delivered a registration rights agreement with regard to the Series C Preferred Stock substantially identical to (and pari passu with) the Registration Rights Agreement.

                                    xiv. The Company shall have satisfied the
financial conditions as identified on Exhibit H, attached hereto.

                                    xv. The Company shall have delivered to such
Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                                    xvi. The Company shall have taken all
actions necessary so that the issuance of the Series C Preferred Stock will not constitute a breach of the Company's obligations under the rules or regulations of Nasdaq or any other principal securities exchange or trading market upon which the Common Stock becomes traded.

                                    xvii. The aggregate of (i) the Conversion
Shares and Warrant Shares issued prior to the Put Closing and (ii) the Conversion Shares and Warrant Shares which may be issued upon conversion or exercise, as applicable, of the outstanding Securities (which shall include the Put Preferred Stock to be issued) shall not exceed 10% of the outstanding Common Stock of the Company as of the Initial Closing Date.

                                    xviii. The transactions contemplated hereby
shall not violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                  8.       INDEMNIFICATION.

                           In consideration of each Buyer's execution and
delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) subject to Section 9(i), any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Determination, the Warrants, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Determination, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series A Preferred Stock and Warrants or the status of such Buyer or holder of any of the Securities as an investor in the Company. Promptly after receipt by a Buyer Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving the Buyer Indemnified Liabilities , such Buyer Indemnitee shall deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent it so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the Company and reasonably satisfactory to the Buyer Indemnitee; provided, however, that a Buyer Indemnitee shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Buyer Indemnitee and the Company would be inappropriate due to actual differing interests between such Buyer Indemnitee and any other party represented by such counsel in such proceeding. The Buyer Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such action or claim by the Company and shall furnish to the Company all information reasonably available to the Buyer Indemnitee which relates to such action or claim. The Company shall keep the Buyer Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the consent of the Buyer Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Buyer Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Buyer Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve it of any liability to the Buyer Indemnitee, except to the extent that the Company is prejudiced in its ability to defend such action. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

                  9.       GOVERNING LAW; MISCELLANEOUS.

                           a. Governing Law. This Agreement shall be governed by
and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

                           b. Counterparts. This Agreement may be executed in
two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                           c. Headings. The headings of this Agreement are for
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           d. Severability. If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                           e. Entire Agreement; Amendments. This Agreement and
the documents referred to herein, supersede all other prior or contemporaneous oral or written agreements between or among the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and majority of the then outstanding Preferred Stock, but any such waiver or amendment shall bind all Buyers and holders.

                           f. Notices. Any notices, consents, waivers or other
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) business days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  if to the Company:

                           CardioDynamics International Corporation
                           6715 Nancy Ridge Drive
                           Suite 300
                           San Diego, CA  92121
                           Telephone: (619) 535-0202
                           Facsimile: (619) 623-8414
                           Attention: Chief Financial Officer

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           550 West C Street
                           Suite 1300
                           San Diego, CA  92101-3532
                           Telephone: (619) 699-0248
                           Facsimile: (619) 234-3848
                           Attention: Hayden J. Trubitt, Esq.

                  if to the Transfer Agent:

                           American Stock Transfer and Trust Company
                           40 Wall Street
                           New York, NY  10005
                           Telephone:  (718) 921-8247
                           Facsimile:    (718) 921-8373
                           Attention:    Wilbert Myles

                  If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                           g. Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, except pursuant to a Major Transaction (as defined in Section 3(c) of the Certificate of Determination) with respect to which the Company is in compliance with
Section 3 of the Certificate of Determination. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that
(i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption and (ii) no Buyer may assign its rights hereunder in a manner that would cause the offering of Securities hereunder to be required to be registered under the 1933 Act.

                           h. No Third Party Beneficiaries. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i. Survival. The representations and warranties of
the Company and the Buyers contained in Sections 3 and 2, respectively, shall survive the Closing until two years after the Closing Date, including, without limitation, all financial statements thereto. The agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in
Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                           j. Publicity. Without the prior written consent of
the subject Buyer or Buyers, the Company will not, and will use reasonable efforts to ensure that its officers, directors, employees and agents do not disclose the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof), but only to the extent required by such law or regulation.

                           k. Further Assurances. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l. Placement Agent. The Buyers shall be responsible
for the payment of the fees of AFO Capital Advisors, LLC relating to the transactions contemplated hereby.

                           m. No Strict Construction. The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                BUYERS:

CARDIODYNAMICS INTERNATIONAL            AGR HALIFAX FUND, LTD.
     CORPORATION                             By: AG Ramius Partners, LLC
                                                  Investment Advisor

By: /s/ Michael K. Perry                By:  /s/ Jeffrey M. Solomon
    ---------------------------------        -----------------------------------
     Name:  Michael K. Perry                 Name: Jeffrey M. Solomon
     Its: Chief Executive                    Title:  Managing Officer
          Officer

                                        LEONARDO, L.P.
                                             By: Angelo, Gordon & Co., L.P.
                                                  General Partner

                                        By:  /s/ John M. Angelo
                                             -----------------------------------
                                             Name:  John M. Angelo
                                             Title:  Chief Executive Officer

                                        GAM ARBITRAGE INVESTMENTS, INC.
                                             By: Angelo, Gordon & Co., L.P.
                                                  Investment Advisor

                                        By:  /s/ John M. Angelo
                                             -----------------------------------
                                             Name:  John M. Angelo
                                             Title:  Chief Executive Officer

                                     AG SUPER FUND INTERNATIONAL PARTNERS, L.P.
                                        By: Angelo, Gordon & Co., L.P.
                                             General Partner

                                        By:  /s/ John M. Angelo
                                             -----------------------------------
                                             Name:  John M. Angelo
                                             Title:  Chief Executive Officer

                                        RAPHAEL, L.P.


                                        By:  /s/ John M. Angelo
                                             -----------------------------------
                                             Name:  John M. Angelo
                                             Title:  Chief Executive Officer

                                        RAMIUS FUND, LTD.
                                             By: AG Partners, L.L.C.
                                                  Investment Advisor

                                        By:  /s/ John M. Angelo
                                             -----------------------------------
                                             Name:  John M. Angelo
                                             Title:  Managing Officer

                               SCHEDULE OF BUYERS



                                                                 Number of       Maximum Aggregate
                                                                 Shares of      Number of Shares of
                                                                 Series A        Series B Preferred
                                    Investor Address and         Preferred       Stock and Series C     Investor's Advisors and
      Investor Name                 Facsimile Number             Stock and        Preferred Stock       Legal Counsel Address
      ---------------------------  -------------------------     Warrants           Purchasable        ---------------------------
                                                               -------------    --------------------
      AGR Halifax Fund, Ltd.        c/o AG Ramius Partners,    1,500 Shares         1,500 Shares        Eleazer Klein, Esq.
      (Cayman Islands)              LLC                                                                 Schulte Roth & Zabel LLP
                                    757 Third Avenue, 27th        61,500                                900 Third Avenue
                                    Floor                        Warrants                               New York, NY  10022
                                    New York, NY  10017                                                 Phone: (212) 756-2376
                                    Attn.: Jeffrey Solomon                                              Fax:  (212) 593-5955
                                    Phone: (212) 845-7917
                                    Fax:  (212) 845-7999
                                    c/o Angelo Gordon &
      Leonardo, L.P.                Co., L.P.                   850 Shares           850 Shares         Eleazer Klein, Esq.
      (Cayman Islands)              245 Park Avenue,                                                    Schulte Roth & Zabel LLP
                                    26th Floor                    34,850                                900 Third Avenue
                                    New York, NY  10167          Warrants                               New York, NY  10022
                                    Attn:  Gary Wolf                                                    Phone: (212) 756-2376
                                    Phone: (212) 692-2058                                               Fax:  (212) 593-5955
                                    Fax:  (212) 867-6395

                                    c/o Angelo Gordon &
      GAM Arbitrage Investments,    Co., L.P.                   100 Shares           100 Shares         Eleazer Klein, Esq.
      Inc.                          245 Park Avenue,                                                    Schulte Roth & Zabel LLP
      (Cayman Islands)              26th Floor                     4,100                                900 Third Avenue
                                    New York, NY  10167          Warrants                               New York, NY  10022
                                    Attn:  Gary Wolf                                                    Phone: (212) 756-2376
                                    Phone: (212) 692-2058                                               Fax:  (212) 593-5955
                                    Fax:  (212) 867-6395

                                    c/o Angelo Gordon &
      AG Super Fund                 Co., L.P.                   100 Shares           100 Shares         Eleazer Klein, Esq.
      International Partners,       245 Park Avenue,                                                    Schulte Roth & Zabel LLP
      L.P.                          26th Floor                     4,100                                900 Third Avenue
      (British Virgin Islands)      New York, NY  10167          Warrants                               New York, NY  10022
                                    Attn:  Gary Wolf                                                    Phone: (212) 756-2376
                                    Phone: (212) 692-2058                                               Fax:  (212) 593-5955
                                    Fax:  (212) 867-6395

                                    c/o Angelo Gordon &
      Raphael, L.P.                 Co., L.P.                   150 Shares           150 Shares         Eleazer Klein, Esq.
      (Cayman Islands)              245 Park Avenue,                                                    Schulte Roth & Zabel LLP
                                    26th Floor                     6,150                                900 Third Avenue
                                    New York, NY  10167          Warrants                               New York, NY  10022
                                    Attn:  Gary Wolf                                                    Phone: (212) 756-2376
                                    Phone: (212) 692-2058                                               Fax:  (212) 593-5955
                                    Fax:  (212) 867-6395

                                    c/o Angelo Gordon &
      Ramius Fund, Ltd.             Co., L.P.                   300 Shares           300 Shares         Eleazer Klein, Esq.
      (Cayman Islands)              245 Park Avenue,                                                    Schulte Roth & Zabel LLP
                                    26th Floor                    12,300                                900 Third Avenue
                                    New York, NY  10167          Warrants                               New York, NY  10022
                                    Attn:  Gary Wolf                                                    Phone: (212) 756-2376
                                    Phone: (212) 692-2058                                               Fax:  (212) 593-5955
                                    Fax:  (212) 867-6395

                                  SCHEDULE 3(a)
                                  SUBSIDIARIES

Corporate Subsidiaries:

       None.

                                  SCHEDULE 3(c)
                                 CAPITALIZATION


Pre-emptive Rights, Liens or Encumbrances:

       None.

Stock Options:

       Stock Options outstanding under the Company's 1995 Stock Option/Stock
       Issuance Plan to officers, directors, and key
       employees.                                                                    2,168,000

       Stock Options outstanding to the Company's CEO, Michael Perry At $2.55 per share with vesting over four years commencing
       March 23, 1998.                                                               1,500,000

       Stock Options outstanding to the Company's former CEO, Richard
       Otto at $0.50 per share with vesting tied to the Company's stock attaining and holding specific market prices ranging from $5.00
       to $9.00 per share                                                              250,000

Warrants:

       EVEREN Securities, Inc. at $3.56 per share                                      276,514

       Ramius/Angelo Gordon/AFO Capital*                                               123,000

       Imperial Bank at $3.00 per share                                                 33,334
       Imperial Bank at $2.00 per share*                                                15,000

--------------------------------------------------------------------------------
* To be issued as part of this financing

                                  SCHEDULE 3(c)
                             CAPITALIZATION (CON'T)

Scrip, Rights to Subscribe, Calls or Commitments:

       None

Securities or Rights Convertible into Shares of Stock:

       CardioDynamics Holdings, LLC ("CDH") - In February 1995, the Company entered into an agreement with a related party, CDH, a California limited Liability company, for the purchase of the Company's common stock. In exchange for the issuance of the shares, the Company issued a five-year secured promissory note ("CDH Note"). At August [ ], 1998 the principal amount of the note (Fifth Amended and Restated Secured Convertible Promissory Note) is $25,000 and carries an interest rate of 7.5% with interest payable quarterly through maturity at March 31, 2000. The Note is secured by all assets of the Company including proceeds and products. The note is currently convertible into shares of the Company's common stock at $0.30 at CDH's option with predetermined annual conversion price increases of 20% each March 31st.

Contracts, Commitments, Understandings or Arrangements for Issuance of Additional Shares:

       None.

Debt Securities:

       CDH Note - See above.                                                   $25,000

       Imperial Bank - Six month unsecured $4M term loan with
       interest at Prime plus 1.0% (Currently 10.5%)                        $3,000,000

       Unsecured $3 Million Private Line of Credit Agreement with
       Co-Chairmen of  the Company's Board of Directors at 10.0%.*                $100

--------------------------------------------------------------------------------
* $1M to be drawn in conjunction with this financing

Registration Agreements:

       Stock options - Mr. Perry (see above)

       Warrants - For each listed above

Triggered Anti-Dilution Provisions:
       None.

                                  SCHEDULE 3(e)
                                    CONFLICTS


Violations or Conflicts:

       None.

Material Contracts:

       Employment Agreement, dated March 23, 1998, between the Company and Michael K. Perry.

       Private line of Credit Agreement, dated March 11, 1998, between Allen E. Paulson, James C. Gilstrap and the Company.

       Promissory Note and Credit Agreement dated May 14, 1998, between Imperial Bank and the Company.

       Lease between AGBRI Nancy Ridge, LLC and the Company dated June 20, 1997.

       1995 Stock Option/Stock Issuance Plan, as amended May 20, 1998.

       Engagement Letter with EVEREN Securities, Inc. dated November 15, 1996.

                                  SCHEDULE 3(g)
                                MATERIAL CHANGES


Material Adverse Change or Development:

       The Company operating losses have impaired its liquidity.

                                  SCHEDULE 3(h)
                                   LITIGATION


Action, Suit, Proceeding, Inquiry or Investigation:

       None.

                                  SCHEDULE 3(m)
                              INTELLECTUAL PROPERTY

Patents:

       The Company has seven issued U.S. patents and multiple international patents and patent applications based on five of those. The Company's outstanding U.S. patents are as follows:

       NUMBER              TITLE OF INVENTION                                   ISSUE DATE       EXPIRATION
       ------              ------------------                                   ----------       ----------
       4191962             Low Cost Multi-Channel Recorder and Display          03/04/80         09/20/98
                           System for Medical and Other Applications

       4343314             Non-Invasive Real Time Blood Pressure                08/10/82         08/11/00
                           Measurement System

       4450527             Noninvasive Cardiac Output Monitor                   05/25/84         06/29/02

       4807638             Noninvasive Continuous Mean Arterial Blood           02/28/89         10/21/07
                           Pressure Monitor

       4836214             Esophageal Electrode Array for Electrical            06/06/89         12/01/06
                           Bioimpedance Measurement

       4870578             Diastolic Clamp for Bioimpedance Measuring           09/26/89         08/19/07
                           Device

       5103828             System for Therapeutic Management of                 04/14/92         04/14/09
                           Hemodynamic State of Patient


       All of the Company's existing patents were issued prior to the re-engineering of the products to a DSP-based system and development of the BioZ.com. As such, several of the patents are not integral to the design of BioZ. The Company also possesses proprietary software, which it has strategically elected not to disclose through patents at this time.

                                  SCHEDULE 3(m)
                          INTELLECTUAL PROPERTY (CON'T)


Infringement by Others:

       The Company believes that Renaissance Technology, Inc., located in Newtown, PA, may be infringing on patent #4450527 - Noninvasive Cardiac Output Monitor. In 1996 the Company sent them written notice of the possible infringement but has not chosen to file suit at this time.

       Bo Sramek, the founder of CDIC and former CEO, started a company called Hemo Sapiens, located in Southern CA, which recently received FDA approval on a TEB based Cardiac Output monitoring device. The Company believes that Hemo Sapiens may be infringing on patents #4450527 - Noninvasive Cardiac Output Monitor and #5103828 - System for Therapeutic Management of Hemodynamic State of Patient. No action has yet been taken to notify Hemo Sapiens of the possible infringement.

Trademarks:

       The Company filed a trademark application for the rights to the "CardioDynamics" name in January 1997. On September 2, 1997, the Patent Office denied trademark registration because it was "merely descriptive of the goods. However, lack of trademark registration does not preclude the Company from using the "CardioDynamics" name.

       The Company filed trademark applications for the rights to the names BioZ, BioZ.com, BioZ.tel, and DISQ on January 12, 1998. The Company is awaiting the Patent's Office response to these applications

       The Company filed a trademark application for the rights to the name BioZ.sim on April 23, 1998. The Company is awaiting the Patent's Office response to this application.

       The Company has signed a trademark application for the rights to the name Z MARC on August 17, 1998 and will be filing the application with the Patent Office on or before August 28, 1998.

       There can be no assurance that the Company will obtain any of the registered trademarks applied for, or that another company's prior use of the names may preclude the Company's use of such names.

                                  SCHEDULE 3(o)
                                      LIENS


Liens, Encumbrances and Defects:

       Security interest in all assets securing the $25,000 CDH Note - See 3(c)

       Leased Equipment Liens:
         Inter-tel Leasing Inc. - Telephone System
         Balboa Capital - Furniture, Computers & Software
         Colonial Pacific Leasing - Furniture, Computers & Software AT&T Capital Leasing - Computers & Software

                                  SCHEDULE 3(p)
                                    INSURANCE


Prudent and Customary Insurance Coverage:

       No exceptions.

                                  SCHEDULE 3(q)
                               REGULATORY PERMITS


Certificates, Authorizations and Permits:

       The Company is in the process of applying for European CE Certification. Until such time as the CE Certification is obtained, the Company is precluded from offering its products for sale to Europe.

                                  SCHEDULE 3(t)
                                   TAX STATUS


Unpaid Taxes or Assessments:

       None.

                                  SCHEDULE 3(u)
                               CERTAIN TRANSACTION


Related Party Transactions:

       CDH Note and related Security Agreement - See 3(c)

       Rivertek Medical Systems, Inc. which is owned 100% by the Chief Technology Officer of CDIC, Dennis Hepp and his wife, provides engineering services to the Company and continues to be one of the Company's largest vendors. In fiscal 1996 and fiscal 1997, the Company paid $219,232 and $238,278, respectively, to Rivertek.

       Unsecured $3 Million Private Line of Credit Agreement with the Co-Chairmen of the Company's Board of Directors at 10.0%.*

       On August 1, 1997, the Company entered into a Consulting Agreement with Cam L. Garner, a Director of the Company, whereby Mr. Garner is paid a monthly fee of $2,083 and received a one-time grant of 5,000 stock options in exchange for providing consulting services to the Company.

----------
* $1M to be drawn in conjunction with this financing

                                  SCHEDULE 4(d)
                                 USE OF PROCEEDS



Use of Proceeds:

       The net proceeds received by the Company from the initial sale of the Preferred Stock is estimated to be approximately $2.9 million after deducting fees and estimated expenses. The anticipated use of these funds is as follows:


          ----------------------------------------------------------------------------------------------------
          $1 million to $1.5 million        To fund  expansion  of its  direct  sales  force  from  12  sales representatives to as many as 30.

          ----------------------------------------------------------------------------------------------------
          $400 thousand to $900 thousand    For new  product  development;  FDA  compliance,  and new product clearance.

          ----------------------------------------------------------------------------------------------------
          $1 million to $1.5 million        Working   capital   requirements   of  planned   revenue  growth,
                                            primarily inventory and accounts receivable.

          ----------------------------------------------------------------------------------------------------

       The net proceeds received by the Company from the additional sale/Company Put sale of Preferred Stock is estimated to be up to an additional approximately $2.9 million after deducting fees and estimated expenses. These funds will be used to repay up to $2 million on the Imperial Bank bridge loan and $1 million on the unsecured private line of credit agreement with the Co-Chairmen of the Company's Board of Directors.

       Pending such uses, the Company intends to invest the net proceeds of the Offering in interest bearing, investment grade securities.

                                    EXHIBIT H
                              FINANCIAL CONDITIONS*



Revenue Conditions:

       Third Quarter ended August 31, 1998           $600,000

       Fourth Quarter ended November 30, 1998        $750,000

Gross Profit Conditions:

       Combined third and fourth quarter
       gross profit                                  $700,000

------------
* Revenue and gross profit to be calculated in accordance with Generally Accepted Accounting Principles as reported in the Company's quarterly and annual reports on Forms 10-QSB and 10-KSB.